Shareholder Voting Results:

On December 18, 2002, a special meeting of shareholders of the RBC Funds, Inc. was held for the following purposes:

Proposal 1: To approve or disapprove a new master investment advisory agreement, including an investment advisory contract supplement with respect to each Fund, between the Company, on behalf of each Fund, and Voyageur Asset Management Inc.:

RBC Large Cap Equity Fund:
For:   4,577,275.866
Against: 0.000
Abstain: 859.384
Total: 4,578,135.250

RBC Mid Cap Equity Fund:
For: 9,213,352.664
Against: 1,046.977
Abstain: 7,953.958
Total: 9,222,353.599

RBC Small Cap Equity Fund:
FOR: 1,501,168.182
AGAINST: 0.000
ABSTAIN:578.000
TOTAL:1,501,746.182

RBC Government Income Fund:
FOR:2,251,102.002
AGAINST:0.000
ABSTAIN:0.000
TOTAL:2,251,102.002

RBC Quality Income Fund:
FOR:4,636,881.043
AGAINST:0.000
ABSTAIN:0.000
TOTAL:4,636,881.043

RBC North Carolina Tax-Free Bond Fund:
FOR:2,555,162.755
AGAINST:0.000
ABSTAIN:0.000
TOTAL:2,555,162.755

Proposal 2: To elect the following five nominees as Directors of the Company, each of whom will serve until his or her successor is elected and qualified:

Leslie H. Garner, Jr.:
FOR:24,730,372.240
WITHHELD:15,008.591
TOTAL:24,745,380.831

James H. Speed, Jr.:
FOR:24,732,750.138
WITHHELD:12,630.693
TOTAL:24,745,380.831

R. William Shauman:
FOR:24,730,372.240
WITHHELD:15,008.591
TOTAL:24,745,380.831

Lucy Hancock Bode:
FOR:24,732,750.138
WITHHELD:12,630.693
TOTAL:24,745,380.831

J. Franklin Martin:
FOR:24,732,750.138
WITHHELD:12,630.693
TOTAL:24,745,380.831


Proposal 3: To approve the selection of PricewaterhouseCoopers LLP as the independent accountants for each Fund:

RBC Large Cap Equity Fund:
FOR:4,577,804.866
AGAINST:0.000
ABSTAIN:330.384
TOTAL:4,578,135.250

RBC Mid Cap Equity Fund:
FOR:9,216,923.664
AGAINST:193.977
ABSTAIN:5,235.958
TOTAL:9,222,353.599

RBC Small Cap Equity Fund:
FOR:1,501,746.182
AGAINST:0.000
ABSTAIN:0.000
TOTAL:1,501,746.182

RBC Government Income Fund:
FOR:2,251,102.002
AGAINST:0.000
ABSTAIN:0.000
TOTAL:2,251,102.002

RBC Quality Income Fund:
FOR:4,636,881.043
AGAINST:0.000
ABSTAIN:0.000
TOTAL:4,636,881.043

RBC North Carolina Tax-Free Bond Fund:
FOR:2,555,162.755
AGAINST:0.000
ABSTAIN:0.000
TOTAL:2,555,162.755